EXHIBIT 10.5

                                Amendment 2000-1
                                     to the
                  National Penn Bancshares, Inc. Pension Plan

As authorized by Section 10.1 of the National Penn Bancshares, Inc. Pension Plan ("Plan") as amended and restated effective January 1, 1989, the employer, National Penn Bancshares, Inc., hereby amends the Plan in the following manner:

FIRST: Article I is amended to clarify the coverage of employees of Panasian Bank as to whether such individuals will be members of the covered class of employees. As amended, the definition of "Covered Class" in Article I shall contain additional provisions that shall read as follows:

     (a) Any individual who is an Employee of Panasian Bank shall not be in the Covered Class, except as described in Sections (b) and (c) below.

     (b) Any individual who is a Participant in the Plan on or before December 31, 2000, who first performs one Hour of Service as an Employee of National Penn Bancshares, Inc. (or who following a break-in-service is reemployed as an Employee of National Penn Bancshares, Inc. and performs one Hour of Service) on or before December 31, 1999, and who is then transferred to the employment of Panasian Bank on or before December 31, 2000 shall continue to be in the Covered Class and shall continue to accrue benefits under the terms of the Plan.

     (c) Any individual who is a Participant in the Plan on or before December 31, 2000, who first performs one Hour of Service as an Employee of National Penn Bancshares, Inc. (or who following a break-in-service is reemployed as an Employee of National Penn Bancshares, Inc. and performs one Hour of Service) on or before December 31, 1999, and who is then transferred to the employment of Panasian Bank on or after January 1, 2001 shall cease to be in the Covered Class and shall cease to accrue benefits under the terms of the Plan. The Accrued Benefit of such a Participant shall be calculated as provided in Section 5.6.

SECOND: This amendment is made effective as of date of execution.

THIRD: All other provisions of the Plan remain in full force and effect.

Executed this 23rd day of February, 2000, by the duly authorized agent of National Penn Bancshares, Inc.



                                       /s/ Sandra L. Spayd
                                       Title: Corporate Secretary